                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [X]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SMT Health Services Inc
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                           SMT HEALTH SERVICES INC.
                              10521 PERRY HIGHWAY
                          WEXFORD, PENNSYLVANIA 15090
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997
                           -------------------------

To the Stockholders of
SMT Health Services Inc.:

  The Annual Meeting of Stockholders of SMT Health Services Inc. will be held at the Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108, on Wednesday, May 7, 1997, at 9:00 a.m., to consider and act upon the following matters:

  1. A proposed amendment to the Certificate of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms.

  2. A proposed amendment to the Certificate of Incorporation to provide that any vacancy on the Board of Directors be filled only by the affirmative vote of a majority of the remaining directors.

  3. A proposed amendment to the Certificate of Incorporation to provide that the number of directors will be between three (3) and nine (9), as determined by the directors.

  4. A proposed amendment to the Certificate of Incorporation to provide that the stockholder vote required to amend or repeal or adopt any provision inconsistent with the provisions contained in Proposals 1, 2 and 3 be increased from a majority to two-thirds of the outstanding shares of Common Stock.

  5. A proposed amendment to Article Fourth of the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

  6. The election of five (5) members of the Board of Directors as follows:
     (a) two directors to serve three-year terms, two directors to serve two-year terms and one director to serve a one-year term, and, in each case, until their respective successors shall be duly elected and qualified; or (b) if Proposal 1 is not approved, five directors to serve until the next annual meeting and until their respective successors shall be duly elected and qualified.

  7. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997.

  8. A proposal to approve the 1997 Stock Option Plan.

  9. Such other matters as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has established the close of business on Friday, March 21, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  IT IS REQUESTED, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DANIEL DICKMAN, Secretary

March 27, 1996

                           SMT HEALTH SERVICES INC.
                              10521 PERRY HIGHWAY
                          WEXFORD, PENNSYLVANIA 15090
                           -------------------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                                  MAY 7, 1997
                           -------------------------

  This proxy statement is being furnished to the holders of the Common Stock, par value $.01 per share (the "Common Stock"), of SMT Health Services Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") scheduled to be held on Wednesday, May 7, 1997, at 9:00 a.m., at the Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108, or at any adjournment thereof. This proxy statement was first mailed to stockholders on or about March 31, 1997. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, is being furnished with this proxy statement.

  Only holders of the Common Stock of record as of the close of business on Friday, March 21, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 5,685,080 shares of Common Stock, each entitled to one vote per share, were outstanding.

  All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR each of the proposed amendments to the Certificate of Incorporation, FOR the election of each of the Board's nominees to the Board of Directors, FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997 and FOR the approval of the Company's 1997 Stock Option Plan. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (though no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attending the meeting and voting his or her shares in person.

  Under the Company's Certificate of Incorporation and By-Laws, and applicable state law, abstentions and broker non-votes, if any, will have no effect on the election of the Board nominees, who are elected by a plurality vote, nor on the proposals to ratify the appointment of the independent auditors or to approve the Company's 1997 Stock Option Plan, each of which requires the affirmative vote of at least a majority of the votes cast on the matter. Shares with respect to abstentions and broker non-votes, however, will be counted for purposes of establishing a quorum. With respect to the proposed amendments to the Certificate of Incorporation, which require the affirmative vote of at least a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will have the same effect as votes against such proposals.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR each of the proposed amendments to the Certificate of Incorporation, FOR the election of each of the nominees named below for election as director, FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997 and FOR the approval of the Company's 1997 Stock Option Plan.

PROPOSAL 1: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

  The Board has unanimously approved and recommends that the stockholders adopt certain amendments (collectively, the "Classified Board Amendments") to the Company's Certificate of Incorporation, as amended (the "Certificate"). The Classified Board Amendments are set out in Proposals 1, 2, 3 and 4 herein (the "Classified Proposals"), and unless all of the Classified Proposals are approved by the stockholders, none of them shall be adopted by the Board. Consequently, a vote against any one of the Classified Proposals may have the effect of a vote against all of the Classified Proposals. The advantages, disadvantages and effects of each of the Classified Proposals may be similar to the advantages, disadvantages and effects of other Classified Proposals. As such, certain of the discussion under any one Classified Proposal may apply to another Classified Proposal. Stockholders are urged to carefully review all discussions under the Classified Proposals.

  Exhibit A sets forth the full text of the Classified Board Amendments in Article Fifth(1) of the Restated Certificate of Incorporation. The description of the Classified Board Amendments is qualified in its entirety by reference to Exhibit A.

  Proposal 1, if approved by the stockholders and adopted by the Board, would amend the Certificate by adding provisions that would classify the Board into three classes of directors, and one director will be elected for a term expiring at the 1998 Annual Meeting, two directors will be elected for a term expiring at the 1999 Annual Meeting and the remaining two directors will be elected for a term expiring at the 2000 Annual Meeting (and in each case until their respective successors are duly elected and qualified). Starting with the 1998 Annual Meeting, one class of directors will be elected each year for a three-year term. If Proposal 1 is not adopted, all directors will be elected to serve until the 1998 Annual Meeting and until their successors are elected and qualified. See "Proposal 6: Election of Directors."

  If at any time the size of the Board is changed, the increase or decrease in the number of directors would be apportioned among the three classes to make all classes as nearly equal as possible. The Board has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size if the Board or of any class of directors.

  Under Delaware law, directors of a classified board may be removed only for cause. Accordingly, the Board of Directors has adopted, subject to stockholder approval of the Classified Proposals, an amendment to the By-Laws to provide that directors of the Company may be removed only for cause. The Board also has adopted, subject to stockholder approval of the Classified Proposals, amendments to the By-Laws to make them consistent with the Classified Proposals.

  A classified Board could moderate the pace of any change in control of the Board by extending the time required to elect a majority of the directors. At least two annual meetings, instead of one, will be required to effect a change in control of the Board. The Board believes that the longer time required to elect the majority of the Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. Although the Company has had no difficulty in the past in maintaining continuity, the Board considers it advisable to provide the additional assurance of continuity that is afforded by the classification of directors.

  The classification provision will apply to every election of directors, whether or not a change in the Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable. Therefore, adoption of the Classified Board Amendments may have significant effects on the ability of the stockholders of the Company to change the composition of the incumbent Board.

  Advantages And Disadvantages Of Classified Board Amendments. The Classified Board Amendments have both advantages and disadvantages to stockholders. The Classified Board Amendments do not, and are not intended to, prevent a purchase of all or a majority of the equity securities of the Company, whether pursuant to open-market purchases, negotiated purchases from large stockholders or an unsolicited bid for all or part of the securities of the Company. Rather, the Board believes that the Classified Board Amendments will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board. The Board believes that it will therefore be in a better position to protect the interests of all the stockholders. Furthermore, the stockholders of the Company will have a more meaningful opportunity to evaluate any such action. Although the Classified Board Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board, the overall effect of the Classified Board Amendments may be to discourage a third party from making a tender offer for a portion or all of the Company's Common Stock, or otherwise attempting to obtain a substantial position in the equity securities of the Company, by preventing such third party from immediately removing and replacing the incumbent directors.

  To the extent any potential acquirors are deterred by the Classified Board Amendments, the Classified Board Amendments may have the effect of preserving the incumbent management in office. The proposed amendments may also serve to benefit incumbent management by making it more difficult to remove management even when the only reason for the proposed change of control or the stockholder action may be the unsatisfactory performance of the present directors. In addition, since the classified Board Amendments are in part designed to discourage accumulations of large blocks of the Company's voting shares by purchasers whose objective is to have such voting shares repurchased by the Company at a premium, their adoption could tend to reduce the temporary fluctuations in the market price of such voting shares that are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their shares at a temporarily higher market price.

  Takeovers or changes in the Board of Directors of a Company that are proposed and effected without prior consultation and negotiation with the Company are not necessarily detrimental to the Company and its stockholders. However, the Board feels that the benefits of seeking to protect the ability of the Company to negotiate effectively through directors who have previously been elected by the stockholders as a whole and are familiar with the Company, outweigh any disadvantage of discouraging such unsolicited proposals.

  The Classified Board Amendments are not in response to any specific efforts of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company. The Board is recommending the adoption of the classified Board Amendments in order to further continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics that could involve actual or threatened changes of control that are not in the best interests of the stockholders. Due to the time associated with obtaining stockholder approval, the Company believes it is inadvisable to defer consideration of the Classified Board Amendments until a takeover threat is pending. Once a specific threat exists, the time required to adopt the Classified Board Amendments may render their adoption impractical prior to the completion of the takeover. Further, the absence of a specific threat permits stockholders to consider the merits of the Classified Board Amendments outside the pressured atmosphere of a takeover threat. For these reasons, the Company believes it is prudent to consider the Classified Board Amendments at this time. Other than as disclosed herein, the Board does not currently contemplate recommending the adoption of any further amendments to the Certificate or By-Laws or any other action designed to affect the ability of third parties to take over or change control of the Company.

  Existing Anti-Takeover Provisions Of The Certificate, By-Laws And Delaware. The Company's Certificate and By-Laws currently do not contain any provisions intended by the Company to have, or to the knowledge of the Board having, any anti-takeover effect. In addition, the Certificate does not currently provide for cumulative voting by the stockholders.

  The Company is subject to Section 203 of the Delaware General Corporation Law (the "Anti-Takeover Law") regulating corporate takeovers. The Anti-Takeover Law prevents certain Delaware corporations from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's Board of Directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its Certificate of Incorporation or By-Laws resulting from a stockholder's amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the provisions of the Anti-Takeover Law, nor does the Company currently contemplate recommending the stockholders approve an amendment to the Certificate to provide for the "opting out" of the Anti-Takeover Law.

  In November 1995, the Company adopted a Rights Plan and distributed Rights to stockholders pursuant thereto. The Rights Plan and the issuance of the Rights could be deemed to have an anti-takeover effect.

  Vote Required. Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt this Proposal 1. Unless all of the Classified Proposals are approved by the stockholders, none of them shall be adopted by the Board. Consequently, a vote against any one of the Classified Proposals may have the effect of a vote against all of the Classified Proposals. With respect to the proposal to amend the Company's Certificate of Incorporation to provide for the classification of directors, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the Classified Proposals, including this proposal to amend the Company's Certificate of Incorporation to provide for classification of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT ANY VACANCY ON THE BOARD OF DIRECTORS SHALL BE FILLED ONLY BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE REMAINING DIRECTORS.

  Currently, a vacancy on the Board, including a vacancy created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, and that the newly elected director shall serve until the next annual meeting of stockholders. Proposal 2, if approved by the stockholders and adopted by the Board, shall amend the Certificate to provide that a vacancy on the Board, including a vacancy created by an increase in the number of directors, occurring prior to the expiration of the term in office of the class in which such vacancy occurs, shall be filled only by the affirmative vote of a majority of the remaining directors. In addition, Proposal 2 would provide that any director elected to the Board to replace another director will hold office for the unexpired term of the director he replaced; and that a director elected by the Board to fill a vacancy created by an increase in the number of directors will hold office until the next election for the class to which he was elected.

  For a discussion of the advantages and disadvantages of Proposal 2, including possible "anti-takeover" effects and other potential adverse consequences to the stockholders, see "PROPOSAL 1: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS."

  Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to adopt this Proposal 2. Unless all of the Classified Proposals are approved by the stockholders, none of them shall be adopted by the Board. Consequently, a vote against any one of the Classified Proposals may have the effect of a vote against all of the Classified Proposals. With respect to the proposal to amend the Company's Certificate of Incorporation to provide that any vacancy on the Board of Directors shall be filled by the affirmative vote of two-thirds of the remaining Directors, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the Classified Proposals, including this proposal to amend the Company's Certificate of Incorporation to provide that vacancies be filled by the remaining directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 3: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE NUMBER OF DIRECTORS BE BETWEEN THREE AND NINE AS DETERMINED BY THE DIRECTORS.

  Article Fifth(1) of the Certificate now provides that the number of directors shall be fixed by or in the manner provided by the By-Laws. The By-Laws now provide that the number of directors shall be determined by the vote of a majority of the directors then in office, but shall not be less than three nor more than nine. The number of directors is currently set at five and each is elected annually for a one-year term. If approved by the stockholders and adopted by the Board, Proposal 3 would amend the Certificate to so provide.

  The Board has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or of any class of directors.

  For a discussion of the advantages and disadvantages of Proposal 3, including possible "anti-takeover" effects and other potential adverse consequences to the stockholders, see "PROPOSAL 1: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS."

  Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to adopt this Proposal 3. Unless all of the Classified Proposals are approved by the stockholders, none of them shall be adopted by the Board. Consequently, a vote against any one of the Classified Proposals may have the effect of a vote against all of the Classified Proposals. With respect to the proposal to amend the Company's Certificate of Incorporation to provide that the number of Directors be between three and nine, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the Classified Proposals, including this proposal to amend the Company's Certificate of Incorporation to provide that the number of directors be between three and nine. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 4: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE STOCKHOLDER VOTE TO AMEND OR REPEAL, OR ADOPT ANY PROVISION INCONSISTENT WITH, THE CLASSIFIED BOARD AMENDMENTS SHALL BE INCREASED FROM A MAJORITY TO TWO-THIRDS OF THE COMPANY'S COMMON STOCK.

  Under the Delaware General Corporation Law, amendments to the Certificate of Incorporation require the approval of the holders of a majority of the outstanding shares entitled to vote thereon and, in certain cases, of a majority of the outstanding shares of each class entitled to vote thereon as a class. The Delaware General Corporation Law also permits provisions in a corporation's Certificate of Incorporation that require a greater vote than the vote otherwise required by law for any corporation action. Proposal 4, if approved by the stockholders and adopted by the Board, would amend the Certificate to provide that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon would be required for the amendment or repeal of, or the adoption of any provision inconsistent with, the Classified Board Amendments.

  The requirement of an increased stockholder vote for amendment of the provisions contained in the Classified Board Amendments is designed to prevent a stockholder with a majority of the Company's stock from avoiding the requirements of the Classified Board Amendments by simply amending the Certificate to delete all of the provisions or adopting new provisions inconsistent with the Classified Board Amendments.

  For further discussion of the advantages and disadvantages of Proposal 4, including possible "anti-takeover" effects and other potential adverse consequences to the stockholders, see "PROPOSAL 1: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS."

  Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to adopt this Proposal 4. Unless all of the Classified Proposals are approved by the stockholders, none of them shall be adopted by the Board. Consequently, a vote against any one of the Classified Proposals may have the effect of a vote against all of the Classified Proposals. With respect to the proposal to amend the Company's Certificate of Incorporation to provide that the stockholder vote to repeal or amend the Classified Board Amendments shall be increased from a majority to two-thirds of the Company's Common Stock, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the Classified Proposals, including this proposal to amend the Company's Certificate of Incorporation to provide for a two-thirds affirmative vote to amend, repeal or adopt any provision inconsistent with the Classified Board Amendments. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 5: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

  On January 14, 1997, the Board of Directors adopted a resolution proposing that Article Fourth of the Certificate of Incorporation of the Company be amended to increase the authorized number of shares of the stock of the Company from 11,000,000 shares to 21,000,000 shares consisting of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Board directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting.

  Proposed Article Fourth would increase the total number of authorized shares of the Company to 21,000,000 of the par value of $0.01 per share. This amendment would increase the number of authorized shares of Common Stock by 10,000,000, from 10,000,000 to 20,000,000. The amendment will not change the 1,000,000 authorized shares of Preferred Stock. At present, the Company has authority to issue 10,000,000 shares of Common Stock. On March 21, 1997, 5,685,080 shares of Common Stock were issued and outstanding.

  The Board of Directors is not negotiating nor does it have any present plans for the issuance of additional shares, but in the judgment of the Board, the additional shares should be authorized so that they will be available for issuance from time to time by action of the Board if need therefor should arise; for example, if it should become desirable to implement financing through the sale of additional shares of stock, make an acquisition by the issuance of stock, or effect a stock split by way of a stock dividend or distribution. The Board believes that increasing the authorized shares of capital stock would enable it, if it so chooses, to take actions promptly on behalf of the Company that may involve the issuance of additional shares of stock without the delay necessarily incident to the convening of a stockholders' meeting. After adoption of the proposed amendment, the Board of Directors, without further action by the stockholders, would have authority to issue additional authorized and unissued shares of capital stock at such times, for a consideration of such character and value (not less than par), and upon such terms, as it may deem advisable and in accordance with the Delaware General Corporation Law. In certain circumstances, a vote of the stockholders on the issuance of additional shares will be required under the rules of Nasdaq. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 6: ELECTION OF DIRECTORS.

  At the Annual Meeting of Stockholders, five directors are to be elected. If the Classified Board Amendments (see Proposals 1, 2, 3 and 4 described above) are approved by the stockholders, the Board will be divided into three classes and the directors will be elected to hold office for terms of one, two or three years, in accordance with the classifications indicated below and until their successors are elected and qualified.

                 CLASS I DIRECTOR WITH TERM EXPIRING IN 1998:
                                  ALAN NOVICH

                CLASS II DIRECTORS WITH TERMS EXPIRING IN 1999:
                      DANIEL DICKMAN AND DAVID J. MALONE

               CLASS III DIRECTORS WITH TERMS EXPIRING IN 2000:
                      JEFF D. BERGMAN AND GERALD J. COHN

  In the event the Classified Proposals are not approved by the stockholders, each of the nominees, if elected, will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

  The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The nominees receiving the greatest number of affirmative votes will be elected as directors.

  The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Alan Novich, Daniel Dickman, David J. Malone, Jeff D. Bergman and Gerald L. Cohn, nominees of the Board of Directors, all of whom currently serve as directors of the Company.

  The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees is unable or unwilling to serve as a director of the Company, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

  The following sets forth certain information concerning the Company's directors, each of whom also is a nominee for election as a director of the Company.

  Jeff D. Bergman, 42, has been Chief Executive Officer, President, and a Director of the Company since its formation in 1991 and held the same positions with the Company's predecessors Shared Medical Technologies, Inc. since 1987 and Shared MRI-4, Inc. since its inception in 1990. From 1979 to 1982, he was employed by BOC-AIRCO as a Marketing Representative for the Corporate Steel Division. In 1983, Mr. Bergman joined Mobile Diagnostech, Inc. ("MDI"), a provider of mobile CAT scanners and MRI equipment, as a developer and manager of fixed-site oncology centers. In 1987, Mr. Bergman left MDI and formed the Company. Mr. Bergman is also an official in the National Football League.

  Daniel Dickman, 50, has been Executive Vice President and Chief Operating Officer of the Company since 1991 and held the same positions with the Company's predecessors, Shared Medical Technologies, Inc. since 1987 and Shared MRI-4, Inc. since its inception in 1990. From 1985 to 1987, Mr. Dickman was employed by Mobile Diagnostech, Inc. ("MDI") and was responsible for its management and day-to-day operations of its MRI equipment and CAT scanners. In 1987, Mr. Dickman joined the Company to manage the Company's equipment routes and fixed-site modalities. He has over 12 years of experience in healthcare management consulting and systems design, and was formerly employed by Blue Cross of Western Pennsylvania as Manager of Hospital Consulting.

  Gerald L. Cohn, 68, is a private investor. Since 1986, Mr. Cohn has served as a Director of and consultant to DVI, Inc., a publicly held medical equipment leasing company, a subsidiary of which, DVI

Financial Services Inc. ("DVI"), was a principal stockholder of, and is a lessor of medical equipment to, the Company. See "Certain Relationships and Related Transactions." Mr. Cohn is a director of Diametrics Medical, Inc. and Niagara Steel Corp.

  Alan Novich, 51, is a private attorney. From June 1992 to October 1993, Mr. Novich had been a consultant to Stratton Oakmont Inc., the underwriter of the Company's initial public offering. From January 1991 to May 1992, Mr. Novich was a Vice President and the Counsel for Corporate Finance of Stratton Oakmont Inc. From June 1988 through December 1990, Mr. Novich was engaged in the private practice of law and dentistry. From 1985 to June 1988, Mr. Novich attended law school and was engaged in the private practice of dentistry. Mr. Novich is Chairman of the Board of Directors of Futurebiotics, Inc.

  David J. Malone, CLU, ChFC, 42, has served as President, CFO and Director of Gateway Financial Group, a financial planning organization, since 1982. Mr. Malone is a licensed broker-dealer who has served as President of DJM Financial Advisory Services, Inc. since 1985. Mr. Malone has also served as general partner of various real estate transactions, including hotel, commercial office and retail properties.

                BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  The Company's Board of Directors held three (3) meetings during the year ended December 31, 1996. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and any committee of which he is a member.

  Directors who are not also employees of the Company receive $18,000 annually, $1,000 per meeting and reimbursement of expenses related to their services as Directors of the Company. Also, each director receives options to buy 2,100 shares (2,247 after adjustment to reflect the 7% Common Stock dividend paid to shareholders on January 15, 1997) of Common Stock on December 31 of each year. See "Stock Option Plans." Directors who also are employees of the Company receive no annual compensation for service on the Board of Directors or any committee thereof.

  On August 9, 1995, the Company adopted the 1995 Director Warrant Plan (the "Warrant Plan") pursuant to which eligible directors automatically receive unregistered warrants to purchase 100,000 shares of Common Stock. The Warrant Plan allows for a total issuance of warrants to purchase up to 700,000 shares of Common Stock.

  On August 9, 1995, warrants to purchase up to 500,000 shares of Common Stock at an initial exercise price of $3.875, the closing price of the Company's stock on the date of issue, were issued to the five eligible directors. Separately, unregistered warrants to purchase 114,500 shares of Common Stock at an initial exercise price of $4.01 were also issued to an individual who was an outside director and consultant to the Company, who was ineligible to participate in the Warrant Plan.

  During May 1996, the outside director who was also a consultant of the Company exercised the 114,500 Warrants and sold 114,500 shares of Common Stock. The Company received cash proceeds of approximately $459,000 related to the exercise of such Warrants.

  During January 1997, the Company's three outside directors each exercised 25,000 Director Warrants and sold 26,750 shares of Common Stock (after adjustment for the January 1997 7% Common Stock dividend). The Company received cash proceeds of approximately $291,000 as a result of the exercise of the 75,000 Director Warrants.

  Pursuant to the 1995 Director Warrant Plan, the Director Warrants have been recapitalized to reflect the January 1997 7% Common Stock dividend. Accordingly, the outstanding Director Warrants' exercise price of $3.875 now entitles the holder to purchase 1.07 shares of Common Stock of the Company. As of January 31, 1997, 425,000 Director Warrants to purchase 454,750 shares of Common Stock of the Company were outstanding.

AUDIT COMMITTEE

  The Board has an Audit Committee currently consisting of Messrs. Malone and Novich. The Audit Committee's duties include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met once in 1996.

COMPENSATION COMMITTEE

  The Board has a Compensation Committee currently consisting of Messrs. Bergman, Dickman and Malone. The Compensation Committee is responsible for determining the compensation of the Company's employees, other than Messrs. Bergman and Dickman. The Compensation Committee met twice in 1996.

EXECUTIVE PLAN COMMITTEE

  The Board has an Executive Plan Committee, consisting of Messrs. Novich and Malone, which administers the Company's 1991 Employee Stock Option Plan, as it applies to persons who are subject to the reporting requirements of Section 16 ("Reporting Persons") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Executive Plan Committee met twice in 1996.

PLAN COMMITTEE

  The Board has a Plan Committee, consisting of Messrs. Novich, Malone and Bergman, which administers the 1991 Employee Stock Option Plan as it applies to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act. The Plan Committee met twice in 1996.

NOMINATING COMMITTEE; NOMINATION PROCEDURES

  The Company does not have a standing nominating committee. The Board of Directors, however, is responsible for the evaluation and recommendation of qualified nominees, as well as other matters pertaining to Board composition and size. The Board will give appropriate consideration to qualified persons recommended by stockholders for nomination as director in accordance with the Company's By-Laws as described below.

  The Company's By-Laws describe in full the procedures to be followed by a stockholder in recommending nominees for director. In general, such recommendations can only be made by a stockholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Board of the Company no later than (i) with respect to the election of directors at an annual meeting, sixty (60) days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is given to stockholders or publicly disseminated. Furthermore, the recommendation must include the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee and of the notifying stockholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the total number of shares of the Company that will be voted for each proposed nominee; (e) the total number of shares of the Company owned by the notifying stockholder; (f) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (g) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (h) the consent of each nominee to serve as a director of the Company if so elected.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth all cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued, to each of its executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for services rendered in all capacities during the year ended December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                                ANNUAL COMPENSATION  COMPENSATION
                               --------------------- ------------
                                                      SECURITIES
                                                      UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR SALARY  BONUS(1)  OPTIONS(2)  COMPENSATION(3)
 ---------------------------   ---- ------- -------- ------------ ---------------
                                      ($)     ($)        (#)            ($)
 Jeff D. Bergman--President,
  Chief Executive Officer and
  Chairman of the Board......  1996 209,000 134,000     14,500         9,534
                               1995 180,000  73,700    224,000         4,500
                               1994 161,000  19,000     50,000         4,500
 Daniel Dickman--Executive
  Vice President, Chief
  Operating Officer and
  Director...................  1996 209,000 134,000     14,500        12,633
                               1995 180,000  73,700    224,000         6,500
                               1994 161,000  19,000     50,000         6,500
 David Spindler--Senior Vice
  President--Operations and
  Marketing..................  1996 110,000  41,000      5,000         1,000
                               1995  95,500  21,000     59,250           500
                               1994  86,000   6,000     25,000           500
 David A. Zynn--Chief
  Financial Officer and
  Treasurer..................  1996 108,000  45,000      5,000         1,000
                               1995  83,200  27,400     49,000           500
                               1994  76,000   7,000     25,000           500

--------
(1) Amounts shown are for payments made pursuant to the Company's Profit Sharing Plan. Employment agreements with Messrs. Bergman, Dickman, Spindler and Zynn require the Company to maintain a profit sharing plan. See "Certain Relationships and Related Transactions--Employment Arrangements."

(2) Not adjusted for the January 1997 7% stock dividend.

(3) Amounts shown for fiscal 1996 include disability insurance premiums totaling $7,814 and $10,443 and split-dollar life insurance premiums totaling $720 and $1,190 for Messrs. Bergman and Dickman, respectively. Amounts shown for fiscal 1996 also include, for each of the Named Executive Officers, the Company's 401(k) contribution of $1,000.

STOCK OPTION PLANS

  The Board of Directors and stockholders of the Company have adopted the Company's 1991 Employee Stock Option Plan, as amended (the "1991 Employee Plan"), and have authorized the issuance of options covering up to 842,625 shares of Common Stock under such plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options may be granted under the Employee Plan to officers and key employees (including those who may also be directors) of, and consultants and advisors to, the Company and its subsidiaries.

  The Board of Directors of the Company in October 1996 adopted the Company's 1996 Employee Stock Option Plan ("1996 Employee Plan") and have authorized the issuance of options covering 267,500 shares of Common Stock under such plan (subject to appropriate adjustments in the event of stock splits, stock dividends or similar dilutive events). Options may be granted under the 1996 Employee Plan to officers and key employees (including those who may also be directors) of, and consultants or advisors to, the Company and its subsidiaries. Grants to the Named Executive Officers and directors are limited to an aggregate of 26,750 shares of Common Stock.

  The Board of Directors and stockholders have also adopted the Company's 1991 Directors Stock Option Plan for Nonemployee Directors (the "Directors Plan") and have authorized the issuance of options covering up to 112,350 shares of Common Stock under such plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Directors Plan, each eligible director automatically receives options to purchase 2,247 shares of Common Stock (also subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events) on December 31st of each year at an exercise price equal to the fair market value of the Common Stock on that date.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning the stock options and warrants granted to each of the Company's Named Executive Officers for services rendered in 1996:

                                                INDIVIDUAL GRANTS(1)
                                     -------------------------------------------
                                                 % OF TOTAL
                                      NUMBER OF   OPTIONS
                                     SECURITIES  GRANTED TO EXERCISE
                                     UNDERLYING  EMPLOYEES   OR BASE
                                       OPTIONS   IN FISCAL    PRICE   EXPIRATION
NAME                                 GRANTED (#)    YEAR    ($/SHARE)    DATE
----                                 ----------- ---------- --------- ----------
Jeff D. Bergman.....................    7,000        18%     $4.50     4/11/06
                                        7,500         3%     $6.875    10/1/06
Daniel Dickman......................    7,000        18%     $4.50     4/11/06
                                        7,500         3%     $6.875    10/1/06
David Spindler......................    5,000         2%     $6.875    10/1/06
David A. Zynn.......................    5,000         2%     $6.875    10/1/06

--------
(1) Not adjusted for the January 1997 7% stock dividend. All such options were exercisable in full on the date of grant.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during 1996 and unexercised options held as of December 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                                  SECURITIES        VALUE OF
                                                  UNDERLYING      UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                           SHARES                   OPTIONS         OPTIONS
                         ACQUIRED ON   VALUE       AT FISCAL       AT FISCAL
NAME                     EXERCISE(1)  REALIZED    YEAR END(1)       YEAR END
----                     ----------- ---------- --------------- ----------------
                             (#)        ($)     (# EXERCISABLE/ ($ EXERCISABLE/
                                                #UNEXERCISABLE) $ UNEXERCISABLE)
Jeff D. Bergman.........   136,500   $  996,000   186,000/--       391,000/--
Daniel Dickman..........   136,500   $1,021,000   186,000/--       391,000/--
David Spindler..........    26,250   $  154,000    80,000/--       417,000/--
David A. Zynn...........    73,500   $  480,000    22,500/--        90,000/--

--------
(1) Not adjusted for the January 1997 7% stock dividend.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mark A. DeSimone, who was a director of the Company until March 27, 1996 and who the Company believes beneficially owned in excess of five percent of the outstanding Common Stock, was a consultant to the Company. In 1991, the Company entered into a five-year consulting agreement with him pursuant to which he received a consulting fee of $75,000 per annum. Mr. DeSimone provided services relating to special projects and other business affairs of the Company. The Company believes that the terms of this consulting agreement were as favorable, in all material respects, as might have been obtained from an unaffiliated third party. On March 27, 1996, the Company prepaid the remaining $50,000 due under the agreement and terminated the consulting relationship. Mr. DeSimone also was a partner in the law firm that provided services to the Company in 1993. That law firm did not provide legal services to the Company during 1994, 1995 or 1996 nor is it expected to perform legal services in the future. The Company believes Mr. DeSimone no longer owns any outstanding Common Stock, options or warrants.

  Gerald L. Cohn, a director of the Company, is a director of, consultant to and stockholder of DVI. The Company has entered into numerous leasing transactions with DVI in the past, and DVI may serve as one of many financing sources for the Company in the future.

  During 1992 and 1993, the Company entered into numerous leasing transactions with DVI pertaining to both continuing and discontinued operations involving total financing of approximately $15.6 million. During 1994, the Company did not enter into any new leases with DVI and refinanced with third parties $3.2 million of leases held by DVI. During the first quarter of 1995, the Company refinanced its then-remaining leases with DVI, totaling approximately $6.5 million, with third-party lease companies. Interest rates under financing agreements with DVI ranged from 11% to 14%. During 1996, the Company financed the acquisition of a new MRI unit with DVI. In connection with such transaction, the Company and DVI entered into a 60-month capital lease financing approximately $1.5 million at an interest rate of 9.5%. Total payments to DVI during 1994, 1995 and 1996 with respect to capital lease obligations were approximately $3.9 million, $440,000 and $100,000, respectively, including $1.4 million, $87,000 and $36,000, respectively, of interest expense associated with such capital leases.

EMPLOYMENT ARRANGEMENTS

  The Company entered into a three-year employment agreement commencing on July 1, 1996 with each of Jeff D. Bergman and Daniel Dickman and a two-year employment agreement commencing on October 1, 1996 with each of David Spindler and David A. Zynn pursuant to which Mr. Bergman agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Dickman as the Executive Vice President and Chief Operating Officer, Mr. Spindler as Senior Vice President of Operations and Marketing and Mr. Zynn as Treasurer, Assistant Secretary and Chief Financial Officer, at an annual base salary of not less than $240,000, $240,000, $140,000 and $125,000 respectively.

  Each of the employment agreements automatically extends for an additional three months on each quarterly anniversary. The employment agreements provide that if the employee is terminated other than for "cause" or if such employee terminates for "good reason," the employee shall be entitled to a continuation of full salary and bonus compensation for a period equal to the remainder of the term. If the employee is terminated for "cause" or if the employee terminates "without good reason," the employee shall only be entitled to accrued salary and other accrued benefits prior to the date of termination.

  Mr. Bergman's and Mr. Dickman's agreements each provide that if such employee is terminated after a change in control of the Company, such employee can elect to receive a lump sum payment of three times salary, bonus and certain other amounts and continuation of certain benefits in lieu of continued compensation for the remainder of the term. Mr. Spindler's and Mr. Zynn's agreements each provide that if such employee is terminated after a change in control of the Company, such employee shall receive a lump sum payment of two times salary and continuation of certain benefits. Each of the agreements contains a noncompete provision which generally restricts the employee from competing with the Company in the same geographic proximity for a two-year period.

  Each of the agreements provide for annual profit sharing with other executive level employees of a bonus pool consisting of 15% of the Company's consolidated income before taxes, determined in accordance with generally accepted accounting principles for financial reporting purposes. Mr. Bergman, Mr. Dickman, Mr. Spindler and Mr. Zynn received approximately $134,000, $134,000, $41,000 and $45,000, respectively, pursuant to the bonus pool for services rendered in 1996.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Unless otherwise indicated, the following table sets forth certain information available to the Company as of March 21, 1997 regarding (a) the ownership of the Company's Common Stock by (i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; and (iii) all directors and executive officers of the Company as a group; and (b) the ownership of the Company's Common Stock by all those known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Unless otherwise indicated, the business address of each person named below who beneficially owns in excess of five percent of the Common Stock is 10521 Perry Highway, Wexford, Pennsylvania 15090.

                                                                       PERCENT
                                                          AMOUNT(1)    OF CLASS
                                                          ---------    --------
Jeff D. Bergman..........................................   450,791(2)   7.7%
Daniel Dickman...........................................   471,500(2)   8.0%
Gerald L. Cohn...........................................    91,485(3)   1.6%
Alan Novich..............................................    82,497(3)   1.4%
David J. Malone..........................................    82,497(3)   1.4%
David Spindler...........................................    65,600(4)   1.1%
David A. Zynn............................................    24,075(4)    .4%
All directors and executive officers as a group (seven
 persons)................................................ 1,268,445(5)  19.7%
Dorchester Partners, L.P.................................   527,095      9.3%
Dorchester Advisors, Inc.
Michael J. Halpern
 1999 Avenue of the Stars
 Suite 1950
 Los Angeles, CA 90067
Emerald Advisors, Inc....................................   321,281      5.7%
 1857 William Penn Way
 Lancaster, PA 17601

--------
(1) Unless otherwise indicated, each of the stockholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 199,020 shares and 199,020 shares of Common Stock which Jeff D. Bergman and Daniel Dickman, respectively, are deemed to beneficially own as a result of their ownership of warrants and Company stock options to acquire such shares.

(3) Includes for Mr. Cohn 91,485 shares, and for each of Messrs. Malone and Novich 82,497 shares, pursuant to warrants and Company stock options to purchase such shares.

(4) Includes for Messrs. Spindler and Zynn 65,600 and 24,075 shares, respectively, pursuant to Company stock options to acquire such shares.

(5) Includes 744,194 shares of Common Stock which the members of the group have the right to acquire pursuant to warrants and Company stock options.

PROPOSAL 7: RATIFICATION OF APPOINTMENT OF AUDITORS.

  Unless otherwise directed by the stockholders, proxies will be voted for the approval of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ended December 31, 1997. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to approve such firm as auditors. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. It is not expected that such representative will make a statement although such representative will be available to respond to appropriate questions. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 8: APPROVAL OF THE 1997 STOCK OPTION PLAN.

  On January 14, 1997, the Board of Directors adopted, subject to approval of the stockholders of the Company, the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan authorizes the issuance of options ("Stock Options") covering up to 950,000 shares of Common Stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). The Board of Directors of the Company believes that the 1997 Stock Option Plan constitutes a key element of the Company's incentive program and is utilized to attract, retain and motivate key employees of the Company and to align key employee and director interests with those of the stockholders. Accordingly, the Board of Directors believes that adoption of the 1997 Stock Option Plan is in the best interests of the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

  The affirmative vote of a majority of the votes cast at the meeting is required to approve the 1997 Stock Option Plan.

                           SUMMARY PLAN DESCRIPTION

  The following description is not a complete statement of the 1997 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 1997 Stock Option Plan, a copy of which is attached hereto as Exhibit B.

  Administration. The 1997 Stock Option Plan is to be administered by the Board of Directors or by one or more committees who are appointed by and serve at the pleasure of the Board of Directors (the "Plan Administrator"). The Plan Administrator from time to time at its discretion makes determinations with respect to the persons who shall be granted Options, as well as the amount and timing of such Options, under the 1997 Stock Option Plan.

  Eligibility. Any employee may be granted options to purchase shares of the Company's Common Stock in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"), and any director, employee or consultant of the Company may be granted other options ("Non-Statutory Options") under the 1997 Stock Option Plan.

  Terms of Options. The Plan Administrator, in its discretion, may grant Incentive Stock Options or Nonstatutory Stock Options, as designated in the optionee's stock option agreement.

  Options granted under the 1997 Stock Option Plan are not transferable other than by the laws of descent and distribution or pursuant to a qualified domestic relations order. Incentive Stock Options may not have a term exceeding ten years from the date of grant. Additionally, Incentive Stock Options may not be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "Ten-Percent Stockholder") with a term exceeding five years.

  The Plan Administrator determines the exercise price for each option granted under the 1997 Stock Option Plan; provided, however, that the exercise price:
(1) in the case of an Incentive Stock Option granted to an employee, other than a Ten-Percent Stockholder, shall not be less than the fair market value of the shares to which the option relates on the date of grant; (2) in the case of an Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder, shall not be less than 110% of the fair market value of the shares to which the option relates on the date of grant; and (3) in the case of a Nonstatutory Stock Option, shall not be less than 85% of the fair market value of the shares to which the option relates.

  An Option may be exercised upon written notice to the Company specifying the number of Shares to be purchased. The exercise price of the Option must be paid at the time of exercise. Such payment may be made in cash, through the delivery to the Company of shares of Common Stock outstanding at least six months with a fair market value equal to the exercise price, or through a combination of cash and shares. In addition, payment may be made through the delivery to the Company of a notice of exercise of an option along with an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares and to deliver sufficient proceeds directly to the Company to pay the exercise price.

  In the event that an optionee shall cease to be employed by the Company, such optionee shall have the right to exercise the option at any time until the earlier of the expiration of the option or six months after such termination of employment. In the event that such optionee's termination was due to disability (as defined in the 1997 Stock Option Plan), such optionee shall have the right to exercise the option at any time until the earlier of the expiration of the option or one year after termination of employment. In the event that an optionee is terminated for cause, however, the option shall immediately terminate as of the date of termination of employment. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may extend the period during which any option may be exercised for up to three years from the date of any termination of employment regardless of the original period during which such option could have been exercised. In the event that an optionee shall die prior to termination of employment, the option may be exercised at any time by the optionee's legal representative or persons entitled under the optionee's will or the laws of descent and distribution, until the earlier of the expiration of the option or one year from such optionee's death. In the event of a change in control, all options shall vest in full.

  The aggregate fair market value of stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the 1997 Stock Option Plan may not exceed the sum of $100,000.

  Adjustments, Amendment or Discontinuance. The 1997 Stock Option Plan provides for the adjustment of the number and price of Options and shares available for Options, as the result of a subdivision or consolidation of shares, stock split, or the payment of a stock dividend. The Board of Directors or the Plan Administrator may at any time terminate, and from time to time may amend or modify the 1997 Stock Option Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required or desirable. In addition, the Board of Directors or the Plan Administrator may modify, extend or renew outstanding Options granted under the plan, or accept the exchange of outstanding Options for the granting of new Options and substitution therefor; however, no modification of an option shall, without the consent of the grantee, impair any rights or obligations under any Option previously granted under the 1997 Stock Option Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The 1997 Stock Option Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

  An optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an Incentive Stock Option, nor is the Company entitled to any deduction. The exercise of an Incentive Stock Option also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the optionee (the "ISO Holding Period"), then the optionee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the optionee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

  If the exercise price of a Nonstatutory Stock Option is paid in shares of Common Stock, the tax results to the optionee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged. If the exercise price of a Nonstatutory Stock Option is paid in part in shares of Common Stock and in part in cash, the tax results to the optionee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares, (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged and (iii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any remaining shares received in excess of the cash paid.

  The foregoing rules regarding time of taxation of optionees upon the disposition of stock acquired upon the exercise of an Incentive Stock Option and upon the exercise of a Nonstatutory Stock Option may differ somewhat with respect to options that are exercised within six months of the date of grant by optionees who are subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

  A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be available to stockholders on or about March 31, 1997. A stockholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to David A. Zynn, Chief Financial Officer and Treasurer, SMT Health Services Inc., 10521 Perry Highway, Wexford, Pennsylvania 15090.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, however, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

  The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent stockholders filed all reports due under Section 16(a) for the period from January 1, 1996, through December 31, 1996, except that Jeff
D. Bergman, Daniel Dickman, David Spindler and David A. Zynn each filed one late report on Form 5 reporting two, two, one and one transactions, respectively, regarding grant of stock options pursuant to the 1991 and 1996 employee stock plans that was not reported on a timely basis.

STOCKHOLDER PROPOSALS

  Stockholders who intend to submit a proposal at the Annual Meeting of the stockholders of the Company, expected to be held in April 1998, must submit such proposal to the attention of the Treasurer of the Company at the address of its executive offices no later than December 1, 1997.

                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           SMT HEALTH SERVICES INC.

  SMT Health Services Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  1. The name of the corporation is SMT Health Services Inc. and the name under which the corporation was originally incorporated was Shared Medical Technologies, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware is November 20, 1991, and the original Certificate of Incorporation was amended by documents filed with the Secretary of State of Delaware on December 9, 1991 and January 23, 1992.

  2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

  3. The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

  FIRST: The name of the corporation is SMT Health Services Inc.

  SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100 in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 21,000,000 shares, of which 20,000,000 shall be designated Common Stock, having a par value of $.01 per share (hereinafter called "Common Stock") and 1,000,000 shall be designated Preferred Stock, having a par value of $.01 per share (hereinafter called "Preferred Stock").

  Shares of the Preferred Stock shall be designated as the Board of Directors may determine and may be issued in series by the Board of Directors as hereinafter provided in paragraph (c) below. The relative rights and preferences of the shares of capital stock of the Corporation shall be as follows:

    (a) Each holder of Common Stock shall, at every meeting of stockholders of the Corporation, be entitled to one vote in person or by proxy for each share of Common Stock held by such holder and each holder of Preferred Stock with voting rights shall, at every meeting of stockholders of the Corporation, be entitled to one vote in person or by proxy for each share of Preferred Stock with voting rights held by such holder to the extent of such rights as specified pursuant to paragraph (c)(vii) below.

    (b) Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation in the event of any liquidation, dissolution, or winding up of the Corporation.

    (c) The Preferred Stock may be divided into and issued from time to time in one or more series. All shares of the Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority that is hereby expressly vested in the Board of Directors; provided, however, that each share of a given series of the Preferred Stock shall be identical in all respects with the other shares of such series. Before any shares of the Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, in the manner provided by law, the following particulars with respect to the shares of such series:

      (i) the distinctive designation of such series and the number of shares of Preferred Stock that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then issued) from time to time by the Board of Directors by resolution;

      (ii) the dividend or rate of dividend payable with respect to shares of Preferred Stock of such series, the time of payment of any dividend, whether dividends shall be cumulative and, if so, the conditions under which and the date from which dividends shall be accumulated; the redemption provisions applicable to the shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or prices at which, and the other terms and conditions under which the shares of Preferred Stock of such series shall be redeemable;

      (iii) the redemption provisions applicable to the shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or prices at which, and the other terms and conditions under which the shares of Preferred Stock of such series shall be redeemable;

      (iv) the amount payable on shares of Preferred Stock of such series in the event of any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, which shall not be deemed to include the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation;

      (v) the purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock of such series;

      (vi) the rights, if any, of the holders of shares of Preferred Stock of such series to convert such shares into or exchange such shares for shares of the Common Stock or shares of any other series of the Preferred Stock and the terms and conditions of such conversion or exchange;

      (vii) subject to paragraph (a) above, the extent of voting rights of the shares of Preferred Stock of such series or the absence thereof; and

      (viii) such other terms, limitations, rights and preferences, if any, of such series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of creation of such series.

  FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (1)(a) Number, Election and Terms of Directors. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time solely by a majority of the directors then in office; provided that such number shall not be less than three nor more than nine. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, each as nearly equal in number as possible, one class (Class I) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class (Class II) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, and another class (Class III) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, with the members of each class to hold office until their successors are elected and qualified or until their earlier resignation or removal. At each subsequent annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. Election of directors need not be by ballot unless the By-Laws so provide.

  (b) Newly Created Directorships and Vacancies. Subject to the rights of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until their earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  (c) Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article FIFTH(1) or any provision hereof.

  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

    (a) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

    (b) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

  SIXTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SIXTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

  EIGHTH: The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of Subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                   EXHIBIT B

                           SMT HEALTH SERVICES INC.
                            1997 STOCK OPTION PLAN

  1. Establishment and Purpose. There is hereby established the 1997 Stock Option Plan of SMT HEALTH SERVICES INC. in order to provide equity-based and performance-based incentive awards and compensation to directors, Employees and consultants of the Corporation, thereby attracting, retaining and motivating such persons, encouraging proprietary interest in the Corporation thereby strengthening mutuality of interests between such persons and the Company's stockholders, and rewarding such persons for previous service.

  2. Definitions.

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Cause" shall mean (i) with respect to any person covered by an agreement with the Corporation in effect at the time of the event which defines the term "Cause" or "For Cause" or words of similar import for purposes of termination of employment, the meaning set forth in such agreement at such time, and (ii) with respect to all other persons, (A) the willful or reckless commission by a person of an act or acts which constitute a felony or which, whether or not criminal, cause substantial harm (economic or otherwise) to the Corporation; (B) the willful commission of an act or acts of fraud or deceit upon the Corporation; (C) the continuing willful failure of a person to perform the duties assigned to such person by the Corporation (other than due to incapacity due to illness or Disability) after written notice of such failure and a reasonable opportunity to cure such failure; or (D) with respect to a director, removal from the Board for cause.

    (c) "Change of Control" shall mean (i) receipt of stockholder approval of the sale or other disposition by the Corporation of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a person with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (herein, "Voting Securities") is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and Voting Securities immediately prior to such sale or disposition;

      (ii) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of twenty-five percent (25%) or more of the outstanding shares of Common Stock or the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that any acquisition by
    (x) the Corporation, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation (y) any person who was a director or executive officer of the Company as of January 1, 1997, or
    (z) any person that is eligible, pursuant to rule 13d-1(b) under the Securities Exchange Act (as such rule is in effect as of January 1, 1997), to file a statement on Schedule 13G with respect to its beneficial ownership of Common Stock or other Voting Securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 15 percent (15%) or more of the Company Voting Securities, shall not constitute a Change of Control;

      (iii) The Company's termination of its business or liquidation of its assets;

      (iv) The receipt of stockholder approval of reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the persons who held one hundred percent (100%) of the Voting Securities of the Company prior to such reorganization, merger or consolidation receive less than fifty-two percent (52%) of the outstanding Voting Securities of the new or continuing corporation(s); or

      (v) If, on any given date, less than a majority of the members of the Board of Directors are persons who were either (A) nominated or recommended for election by at least a two-thirds vote of those persons who were members of the Board of Directors or Nominating committee of the Board of Directors two years prior to such date, or (B) elected by the Board of Directors, including at least a two-thirds vote in favor of such election by the persons who were members of the Board of Directors two years prior to such date.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (e) "Committee" shall mean any Committee appointed by the Board in accordance with Section 4 hereof.

    (f) "Common Stock" shall mean the Common Stock, par value $01 per share, of the Company.

    (g) "Company" shall mean SMT Health Services Inc., a Delaware corporation.

    (h) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 424 of the Code.

    (i) "Disability" shall mean (i) with respect to any person covered by an agreement with the Corporation in effect at the time of the event which defines the term "Disability" or "Disabled" or words of similar import, the meaning set forth in such agreement at such time, and (ii) with respect to all other persons, the condition of a person who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 22(e)(3) of the Code.

    (j) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of
  Section 3401(c) of the Code and the regulations thereunder).

    (k) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

    (l) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean (i) if the Common Stock is quoted on a closing sale price basis, the closing price of a Share on the principal securities exchange or market on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or (ii) if the Shares are not traded on a securities exchange or market on a closing sale price basis, Fair Market Value shall be deemed to be the average of the high bid and low asked closing prices of the Shares on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such high bid and low asked closing prices were recorded if such prices were not recorded on such immediately preceding date. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or

  Committee. In no case shall Fair Market Value be less than the par value of a Share of a Common Stock, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

    (m) "Incentive Stock Option" shall mean an Option described in Code
  Section 422(b).

    (n) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act, or any successor definition or rule.

    (o) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

    (p) "Option" or "Stock Option" shall mean a stock option granted pursuant to Section 7 of the Plan.

    (q) "Participant" means a director, Employee or consultant of the Corporation to whom an Option has been granted under the Plan.

    (r) "Plan" shall mean this SMT Health Services Inc. 1997 Stock Option
  Plan.

    (s) "Plan Administrator" shall mean the Board or Committee administering the Plan in accordance with Section 4 hereof.

    (t) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

    (u) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (v) "Share" shall mean one share of Common Stock.

    (w) "Ten Percent Stockholder" shall mean any Employee who, at the time of the grant of an Option, owns (or is deemed to own, under Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

  3. Effective Date. This Plan was approved by the Board and is effective beginning on January 14, 1997; provided, however, that, notwithstanding anything to the contrary contained in the Plan, Incentive Stock Options may not be granted to any person and (to the extent required by the rules of the Nasdaq Stock Market) no Non-Statutory Stock Options may be granted to any director or officer of the Company unless and until the Plan has been approved by the stockholders of the Company.

  4. Administration. The Plan shall be administered by the Board or by one or more Committees appointed by the Board; provided, however, that with respect to any Option granted to a person who is subject to Section 16 of the Securities Exchange Act, in the event that the Committee is not constituted so as to comply with the rules for exemption of transactions from short-swing liability under Section 16 of the Securities Exchange Act, then Options granted to such person and the administrator of the Plan with respect thereto shall be the exclusive authority of the Board. The Board may from time to time remove members from, or add members to, a Committee. Vacancies on a Committee, however caused, shall be filled by the Board. The Plan Administrator shall from time to time at its discretion make determinations with respect to the persons who shall be granted and the terms of Options (including the designation of Options as Incentive Stock Options or Non-Statutory Stock Options). The interpretation and construction by the Plan Administrator of any provisions of the Plan or of any Option granted hereunder shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

  The Plan Administrator shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option or any agreement with respect to any Option entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by such Plan Administrator to be necessary or appropriate to the administration of the Plan, any Option or any agreement with respect to an Option entered into hereunder. Any acts reduced to or approved in writing by a majority of the members of the Plan Administrator or approved by majority vote of the members of the Plan Administrator shall be the valid acts of the construction by the Committee of any provision of the Plan, of any Option, or of any agreement with respect to any Option entered into hereunder shall be final and conclusive. No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan, any Option, or of any agreement with respect to any Option entered into hereunder.

  5. Eligibility. Any Employee may be granted Incentive Stock Options under the Plan and any director, Employee or consultant of the Corporation may be granted Non-Statutory Stock Options under the Plan.

  6. Stock Subject to the Plan. The stock subject to or related to Options granted under the Plan shall be the Common Stock and may be the authorized but unissued Shares, or Shares held in the treasury. The aggregate number of Shares which may be issued pursuant to Options under this Plan shall not exceed 950,000. The number of Shares subject to or related to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Option under the Plan expires for any reason, is forfeited or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan. In addition, any Shares delivered to or withheld by the Company in connection with the Plan, including Shares delivered or withheld to pay the exercise price of an Option or any tax withholding obligation, shall be eligible for reissuance under the Plan.

  The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in
Section 9 hereof.

  7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Plan
Administrator shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

    (a) Date of Grant. Each Option shall specify its effective date, which shall be the date specified by the Board or Committee in its action relating to the grant of the Option.

    (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

    (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be determined by the Plan Administrator, provided, however, that the Exercise Price (i) in the case of an Incentive Stock Option granted to an Employee who is not a Ten Percent Stockholder, shall not be less than the Fair Market Value of the Shares to which the Option relates on the date of grant, (ii) in the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder, shall not be less than 110% of the Fair Market Value of the Shares to which the Option relates on the date of grant, and (iii) in the case of a Non-Statutory Stock Option, shall not be less than 85% of the Fair Market Value of the Shares to which the Option relates on the date of grant. The Exercise Price of an Option shall be subject to adjustment in accordance with Section 9 hereof.

    (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Participant shall give written notice to the Company specifying the number of Shares to be purchased and shall pay the Exercise Price for such Shares at the time of exercise. Such payment may be made in cash, through the delivery to the Company of Shares with a Fair Market Value equal to the Exercise Price, or through a combination of cash and Shares, and any Shares so delivered shall be valued at their Fair Market Value on the date on which the option is exercised; provided, however, that Shares delivered in payment of the Exercise Price must have been outstanding for at least six (6) months. In addition, payment may be made through the delivery to the Company of a notice of exercise of an Option along with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act to sell a sufficient portion of the Shares and to deliver a sufficient proceeds directly to the Company to pay the Exercise Price. No Shares shall be issued until full payment therefor has been made.

    (e) Terms and Exercise of Options; Non-Transferability of Options. Each Option granted under this Plan shall be subject to the following terms and conditions:

      (i) No Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; and

      (ii) An Incentive Stock Option may be exercised in whole, at any time, or in part from time to time, within such period or periods not to exceed ten (10) years from its date of grant, as may be determined by the Committee and set forth in the stock option agreement, provided that no Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder shall be exercisable after the expiration of five
    (5) years from its date of grant.

    (f) Termination of Service; Disability; Death. In the event that an Participant shall cease to be employed by the Corporation, cease to serve as a director, or cease to be a consultant, as the case may be, such Participant shall have the right, subject to the restrictions of Section 7(e) hereof, to exercise the Option at any time until the earlier of the expiration of the Option or six (6) months after such termination of service to the extent that, on the day preceding the date of termination of service, the Participant's right to exercise such Option had accrued pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised; provided, however, in the event such Participant's termination was due to Disability, such Participant shall have the right to exercise the Option at any time until the earlier of the expiration of the Option or one (1) year after termination of service; provided, further, however, in the event that a Participant is terminated for Cause, the Option shall immediately terminate as of the date of termination of service. Notwithstanding the foregoing, the Committee, in its sole discretion, may extend the period during which any Option may be exercised for up to three (3) years from the date of any termination of service regardless of the original period during which such Option could have been exercised.

  For this purpose, the employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee and, in the case of a Participant who has received an Incentive Stock Option, only to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder).

  In the event that a Participant shall die prior to termination of service, the Option may be exercised at any time, by the Participant's legal representative or persons entitled under the Participant's will or the laws of descent and distribution, until the earlier of the expiration of the Option or one (1) year from such Participant's death.

    (g) Rights as a Stockholder. A Participant or an transferee of a deceased Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
  Section 9.

    (h) Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, impair any rights or obligations under any Option theretofore granted under the Plan. Moreover, in the case of any modification, extension or renewal of an Incentive Stock Option intended to continue as an Incentive Stock Option, all of the requirements set forth herein shall apply in the same manner as though a new Incentive Stock Option had been granted to the Participant on the date of such modification, extension or renewal, if such modification, extension or renewal is treated, under Section 424(h) of the Code, as the granting of a new option.

    (i) Identification of Option. Each Option granted under the Plan shall clearly identify its status as an Incentive Stock Option or Non-Statutory Stock Option.

    (j) Change in Control. In the event of a Change in Control, all Options shall be immediately exercisable in full.

    (k) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Plan Administrator shall deem advisable.

    (l) Limitation on Annual Options. The aggregate Fair Market Value (determined at the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the terms of the Plan (and all other plans maintained by the Corporation) shall not exceed the sum of $100,000.

    (m) Stock Retention Options. The Plan Administrator, in its discretion, may authorize "stock retention options" which provide, upon the exercise of an Option previously granted under this Plan (a "Prior Option"), using previously owned Shares, for the automatic issuance of a new Option under this Plan with an Exercise Price equal to the current Fair Market Value and for up to the number of Shares equal to the number of previously-owned Shares delivered in payment of the Exercise Price of the Prior Option. Such stock retention option shall have the same option period as the Prior Option.

  8. Term of Plan; Limitation on Options. Incentive Stock Options may be granted pursuant to the Plan until ten years from the date that the Plan is adopted by the Board or ten years from the date that the Plan is approved by the stockholders of the Company, whichever occurs earlier. The aggregate number of shares subject to Options granted to any one person under the Plan shall not exceed fifty percent (50%) of the Shares that may be issued under
Section 6 of this Plan.

  9. Recapitalization. The number of Shares covered by this Plan, the number of Shares covered by each outstanding Option, the Exercise Price of each outstanding Option and the price of each outstanding other Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, stock split or the payment of a stock dividend.

  If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that each Participant shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the Option in whole or in part, whether or not the Participant's right to exercise such Option had otherwise accrued pursuant to the terms of the agreement pursuant to which such Option was granted, subject to any limitations or exercisability imposed by the Board or Committee and contained in any agreement with respect to the Option.

  In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive.

  Except as hereinbefore expressly provided in this Section 9, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares or stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation which does not involve a Change of Control, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option or to which the Option relates.

  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

  10. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

  11. Amendment of the Plan. The Board or Committee may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

  12. Application of Funds. The proceeds received by the Company from the sale of the Common Stock pursuant to the Plan will be used for general corporate purposes.

  13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

  14. Withholding.

    (a) General. Whenever Shares are to be issued under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation any amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for such Shares.

    (b) Incentive Stock Options. If a Participant makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within either two years after grant or one year after the receipt of Common Stock by the Participant, the Participant shall promptly notify the Corporation and the Corporation shall have the right to require the Participant to pay to the Corporation an amount sufficient to satisfy federal, state and local tax liability. A Participant may elect to pay such liability, in whole or in part, by delivering to the Corporation Shares of Common Stock of the Corporation owned by the Participant and having a Fair Market Value on the date on which the amount of tax liability is determined equal to the amount of such liability. Any fractional amount shall be paid to the Corporation by the Participant in cash or shall be withheld from the Participant's next regular paycheck.

    (c) Non-Statutory Stock Options. A Participant who is obligated to pay to the Corporation an amount required to be withheld under applicable tax laws in connection with the exercise of Non-Statutory Stock Options under the Plan may, if the Board or Committee so determines, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Corporation withhold shares of Common Stock otherwise issuable to the Participant upon exercise of the Option or Option or by delivering to the Corporation Shares of Common Stock of the Corporation owned by the Participant and having a Fair Market Value on the date on which the amount of tax to be withheld is determined equal to the amount of the tax required to be withheld. Any fractional amount shall be paid to the Corporation by the Participant in cash or shall be withheld from the Participant's next regular paycheck.

  15. Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws.

                           SMT HEALTH SERVICES INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- May 7, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        (Please mark, sign, date and return in the enclosed envelope.)


     The undersigned hereby appoints Jeff D. Bergman, Daniel Dickman and David
A. Zynn, or any one of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse, all the shares of Common Stock held of record at the close of business on March 21, 1997 by the undersigned at the annual meeting of stockholders of SMT Health Services Inc. to be held at the Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108, on Wednesday, May 7, 1997, at 9:00 a.m., and at any adjournment thereof.

(1) Proposal to amend the Certificate of Incorporation of the Company to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(2) Proposal to amend the Certificate of Incorporation of the Company to provide that any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(3) Proposal to amend the Certificate of Incorporation of the Company to provide that the number of directors will be between three and nine, as determined by the directors

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(4) Proposal to amend the Certificate of Incorporation of the Company to provide that the stockholder vote required to amend or repeal any of the provisions contained in the Amendments to the Certificate of Incorporation of the Company in Proposals 1, 2 and 3 be increased from a majority to two-thirds of the Company's Common Stock

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(5) Proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock to 20,000,000

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(6)   ELECTION OF DIRECTORS

      FOR [ ]                          WITHHOLD AUTHORITY [ ]
      all nominees listed below               to vote for all
      (except as marked below)                nominees listed below

      Jeff D. Bergman
      Daniel Dickman
      Gerald L. Cohn
      Alan Novich
      David J. Malone

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A
              LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.


(7) Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN


(8)   Proposal to approve the Company's 1997 Stock Option Plan

      [ ] FOR                     [ ] AGAINST                        [ ] ABSTAIN



      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR the nominees listed in Proposal 6, FOR Proposal 7 and FOR Proposal 8. The proxies SHALL HAVE DISCRETIONARY POWER to vote upon such other matters as may properly come before the meeting or any adjournment thereof. A majority of such proxies who shall be present and act at the meeting (or if only one shall be present and act then that one) may exercise all powers hereunder.


Signature                                      Dated                  , 1997.
         -----------------------------------        ------------------
Note: Stockholder sign here exactly as name appears hereon.